UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2012

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-14704	71-0225165
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Tyson Foods, Inc. (the “Company”) expects to close the previously announced public offering and sale of $1,000,000,000 aggregate principal amount of its 4.500% Senior Notes due 2022 (the “Notes”) on June 13, 2012, subject to customary closing conditions. The Company intends to use the net proceeds from the offering and sale of the Notes to fund the repurchase of any and all of its outstanding 10.50% Senior Notes due 2014 through the previously announced cash tender offer and any related redemption, including, in each case, the payment of accrued interest thereon and any applicable premiums related thereto, and certain related fees and expenses, and for general corporate purposes.

The Notes will be jointly and severally and fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by each of the Company’s existing wholly-owned domestic subsidiaries that is a guarantor (the “Subsidiary Guarantors”) under the Company’s Amended and Restated Credit Agreement, dated as of March 9, 2009, as amended and restated as of February 23, 2011 and as further amended June 4, 2012 (the “Credit Agreement”), among the Company, the lending institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as of the settlement date with respect to the Notes. The Securities have been offered pursuant to the Prospectus Supplement, dated June 6, 2012, to the Prospectus dated June 6, 2012, filed as part of the Company’s shelf registration statement on Form S-3 (File No. 333-181918) that became effective when filed with the Securities and Exchange Commission on June 6, 2012.

The Notes will be issued pursuant to an Indenture, dated as of June 1, 1995 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as successor trustee (the “Trustee”), as supplemented by the Supplemental Indenture, to be dated as of June 13, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The Notes accrue interest at a fixed rate per annum equal to 4.500%. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2012, to the persons in whose names such Notes are registered at the close of business on the preceding June 1 or December 1, as the case may be (whether or not a business day). Interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. The amount of interest payable on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Notes mature on June 15, 2022.

A Subsidiary Guarantor will be released from its obligations under its respective Guarantee upon the release or discharge of all guarantees and indebtedness of such Subsidiary Guarantor outstanding as of the settlement date for the Notes (i) under the Credit Agreement and (ii) in relation to any indebtedness of the Company, or upon the earlier occurrence of certain other customary circumstances as described in the Prospectus Supplement pursuant to which the Securities have been offered. The Notes and the Guarantees by the Subsidiary Guarantors are the general senior unsecured obligations of the Company and the Subsidiary Guarantors. They rank equally in right of payment with the existing and future senior unsecured indebtedness of the Company and the Subsidiary Guarantors.

The Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time prior to March 15, 2022 (three months prior to the maturity date) at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of redemption, or (ii) the sum of the remaining scheduled payments of principal of and interest on the Notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption), discounted to its present value as of the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Supplemental Indenture), as determined by the Quotation Agent (as defined in the Supplemental Indenture), plus 45 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption. At any time on or after March 15, 2022, the Company may redeem the Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of redemption.

If the Company experiences a Change of Control Triggering Event (as defined in the Supplemental Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture includes certain restrictive covenants, including covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur secured debt, enter into sale and lease-back transactions and consolidate, merge or transfer substantially all of the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.

The foregoing descriptions of the Supplemental Indenture and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Supplemental Indenture and the form of 4.500% Senior Notes due 2022, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein. In connection with the issuance of the Notes, Sidley Austin LLP, Brunini, Grantham, Grower & Hewes, PLLC, McAfee & Taft, Husch Blackwell LLP and Bryan Cave LLP provided the Company with the legal opinions attached to this Current Report on Form 8-K as Exhibits 5.1, 5.2, 5.3, 5.4 and 5.5, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 8.01	Other Events.

On June 6, 2012, the Company and each of the Subsidiary Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale by the Company of $1,000,000,000 aggregate principal amount of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 6, 2012, among Tyson Foods, Inc., the subsidiary guarantors signatory thereto, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein

4.1	Supplemental Indenture, dated as of June 13, 2012, among Tyson Foods, Inc., the subsidiary guarantors signatory thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 4.500% Senior Note due 2022 (included in Exhibit 4.1)

5.1	Opinion of Sidley Austin LLP

5.2	Opinion of Brunini, Grantham, Grower & Hewes, PLLC

5.3	Opinion of McAfee & Taft

5.4	Opinion of Husch Blackwell LLP

5.5	Opinion of Bryan Cave LLP

12.1	Computation of Pro Forma Ratios of Earnings to Fixed Charges

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.2	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.2)

23.3	Consent of McAfee & Taft (included in Exhibit 5.3)

23.4	Consent of Husch Blackwell LLP (included in Exhibit 5.4)

23.5	Consent of Bryan Cave LLP (included in Exhibit 5.5)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2012	By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 6, 2012, among Tyson Foods, Inc., the subsidiary guarantors signatory thereto, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein

4.1	Supplemental Indenture, dated as of June 13, 2012, among Tyson Foods, Inc., the subsidiary guarantors signatory thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 4.500% Senior Note due 2022 (included in Exhibit 4.1)

5.1	Opinion of Sidley Austin LLP

5.2	Opinion of Brunini, Grantham, Grower & Hewes, PLLC

5.3	Opinion of McAfee & Taft

5.4	Opinion of Husch Blackwell LLP

5.5	Opinion of Bryan Cave LLP

12.1	Computation of Pro Forma Ratios of Earnings to Fixed Charges

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.2	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.2)

23.3	Consent of McAfee & Taft (included in Exhibit 5.3)

23.4	Consent of Husch Blackwell LLP (included in Exhibit 5.4)

23.5	Consent of Bryan Cave LLP (included in Exhibit 5.5)